                                                                    Exhibit 99.2

                                  EXHIBIT 99.2

                              FOR IMMEDIATE RELEASE

               DEL GLOBAL TECHNOLOGIES NAMES JOSEPH F. FLIES, DBA
              VICE PRESIDENT OF OPERATIONS FOR DEL MEDICAL SYSTEMS

FRANKLIN PARK, IL - September 29, 2006 -- DEL GLOBAL  TECHNOLOGIES  CORP. (DGTC)
("Del  Global" or "the  Company")  today  announced  that Joseph F.  Flies,  DBA
(Doctorate of Business  Administration)  has been  appointed  Vice  President of
Operations for Del Medical Systems Group,  effective October 2, 2006. In his new role, Mr. Flies will assume responsibility for manufacturing,  engineering,  and customer support. He will report directly to James A. Risher, Del Global's Chief
Executive Officer.

From 2002-2006,  Mr. Flies served as President of Summit Industries,  one of the industry's leading manufacturers of medical,  chiropractic, and veterinary x-ray equipment.  During his tenure at Summit,  Mr. Flies rebuilt and  reorganized the leadership team,  significantly grew sales,  improved  profitability and rebuilt the entire  manufacturing  operation.  He also led the  introduction  of digital products.

From  1997-2002,  Mr. Flies was  President  of Business  Training  Partners,  an
education/training  consulting firm serving  Fortune 500 companies.  From 1993 -
1997,  he was Executive  Vice  President of Operations  for Circuit  Service,  a
printed circuit board contract  manufacturer.  Prior to this, he was Senior Vice
President,  Worldwide  Manufacturing and Chief Quality Officer for Bell & Howell
Corporation's  Worldwide Mail Handling  Systems.  Prior to that time he spent 12 years with General Electric.

James A. Risher,  Del  Global's  Chief  Executive  Officer,  commented,  "We are excited to welcome Joe to lead the  operations of Del Medical.  The fact that he comes to us from one of our key competitors is, we believe,  a validation of our
business  model  and  outlook.  He  has  a  demonstrated   ability  in  managing
organizations and creating  results-driven teams. We believe that he will become an important  asset in our  continuing  efforts to expand Del Medical's  product solutions and support organization. His international experience will help us to improve our market position worldwide."

Mr. Flies  commented,  "Del Medical  Systems is the largest  supplier of general purpose radiographic systems to independent  distributors in North America, with over 70 years of  expertise  selling  medical  imaging  systems in more than 100 countries  worldwide.  I believe  that there are  substantial  opportunities  to strengthen and expand this business  platform.  I am excited by this opportunity and look forward to working with Del Medical's  talented  team of managers,  its dedicated employees, and trusted distributor partners."

ABOUT DEL GLOBAL TECHNOLOGIES

Del Global  Technologies  Corp. is primarily engaged in the design,  manufacture and marketing of high performance diagnostic imaging systems for medical, dental and veterinary  applications  through the Del Medical Systems Group. Through its

U.S.  based Del Medical  Imaging  Corp.  and Milan,  Italy  based Villa  Sistemi
Medicali  S.p.A.  subsidiaries  the Company offers a broad  portfolio of general radiographic, radiographic/fluoroscopic, portable x-ray and digital radiographic systems  to the  global  marketplace.  Through  its RFI  subsidiary,  Del Global manufactures  proprietary  high-voltage  power conversion  subsystems  including electronic filters, high voltage capacitors, pulse modulators,  transformers and reactors,  and a variety of other  products  designed for  industrial,  medical, military and other commercial applications.

The company's web site is www.delglobal.com.

DEL GLOBAL TECHNOLOGIES CORP.:              MEDIA RELATIONS:
James A. Risher                             M. Thomas Boon
Chief Executive Officer                     VP Global Sales and Marketing
(847) 288-7065                              (847) 288-7023

Mark Zorko
Chief Financial Officer
(847) 288-7003